UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/21/2005

Fortune Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-9076

DE	13-3295276
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 Tower Parkway, Lincolnshire, IL 60069
(Address of Principal Executive Offices, Including Zip Code)

847-484-4400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Fortune Brands, Inc. (the "Company") has long maintained the incentive programs described below. These programs reward achievement of key performance measures - including growth in earnings per share and strong returns - that increase value for shareholders.

Annual Executive Incentive Bonus

On February 21, 2005, the Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors established performance goals under the Company's Annual Executive Incentive Compensation Plan for 2005. The Plan covers officers of the Company holding the office of Vice President or a more senior office. The Committee established as a performance goal an incentive pool of 2.5% of 2005 adjusted net income (defined generally as the Company's net income from continuing operations) from which bonuses will be paid. The Committee allocated a percentage of the pool to each participant in the plan.

After 2005 adjusted net income is determined, the Committee will approve the actual bonuses, which generally range from 0% to 200% of a target bonus amount. The target bonus amount is a percentage of base salary. Based on current salaries of participants, if 100% of the target bonus amount is paid, 16.1% of the incentive pool will be used. If 200% of the target bonus amount is paid, 32.1% of the incentive pool will be used. The percentage of the target bonus amount awarded is based primarily on the Company's earnings per share results, but in no event can bonuses exceed a participant's allocated percentage of the pool.

The allocated percentage of the pool is: 13.5% for Norman H. Wesley, Chairman and Chief Executive Officer; and 7.5% for Craig P. Omtvedt, Senior Vice President and Chief Financial Officer, Mark A. Roche, Senior Vice President, General Counsel and Secretary, Christopher J. Klein, Senior Vice President - Strategy and Corporate Development and Mark Hausberg, Senior Vice President - Finance and Treasurer. The target bonus amount is: 110% for Mr. Wesley; 75% for Mr. Omtvedt; 60% for Messrs. Roche and Klein; and 50% for Mr. Hausberg.

Long-Term Incentive Plan

On February 21, 2005, the Committee also established performance goals for performance awards under the Company's Long-Term Incentive Plan for the performance period 2005-2007. The Committee granted performance awards to executive officers for the 2005-2007 performance period contingent upon the Company achieving specified average return on equity and cumulative diluted earnings per share targets over the performance period. Executive officers will be paid the target number of shares if the Company achieves 100% of the target consolidated return on equity and cumulative earnings per share. An additional amount of shares will be paid if the Company exceeds the targeted consolidated return on equity and cumulative earnings per share goals, but the maximum number of shares paid will not exceed 150% of the target amount. If the minimum consolidated return on equity and cumulative earnings per share goals are not achieved, no shares will be paid. The chart attached as Exhibit 10.1 of this report further illustrates how payouts are determined.

The target number of shares is: 37,000 for Mr. Wesley; 15,000 for Mr. Omtvedt; 10,000 for Messrs. Roche and Klein; and 4,000 for Mr. Hausberg.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

10.1 Long Term Incentive Plan Payment Matrix for the 2005-2007 performance period.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Fortune Brands, Inc.

Date: February 23, 2005.	By:	/s/ Craig P. Omtvedt
Craig P. Omtvedt
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Long Term Incentive Plan Payment Matrix